Exhibit 10.18

Summary of Director Compensation for Fiscal 2011

Each member of the Board of Directors who is not an employee of Tredegar or any of its subsidiaries receives the following annual retainers, payable in equal quarterly installments in arrears:

Non-Employee Director	$68,000
Chairman of the Board	$30,000
Audit Committee Chairperson	$16,000
Non-Chair Member of the Audit Committee	$9,500
Executive Compensation Committee Chairperson	$11,000
Non-Chair Member of the Executive Compensation Committee	$7,000
Nominating and Governance Committee Chairperson	$7,500
Non-Chair Member of the Nominating and Governance Committee	$4,500
Executive Committee Chairperson	$9,000
Non-Chair Member of the Executive Committee	$4,500
Member of the Investment Policy Committee	$625

The retainer paid to non-employee directors is paid $34,000 in cash and $34,000 in the form of a stock award. The stock award is determined based on the closing price of Tredegar common stock as reported on the New York Stock Exchange composite on the date of grant.